                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------

This license agreement ("Agreement") dated as of December 21, 1999 is made and entered into by and between GENERAL MOTORS CORPORATION, a Delaware corporation, having offices at 3044 West Grand Blvd., Detroit, MI 48202 ("GM") and AM GENERAL CORPORATION, a Delaware corporation, having offices at 105 North Niles Avenue, South Bend, IN 46617 ("AMG"), hereinafter referred to collectively as the "parties".

                                R E C I T A L S

WHEREAS, pursuant to an assignment agreement entered into between the parties contemporaneously with this Agreement (the "Assignment Agreement"), GM owns all right, title and interest including, without limitation, all common law rights, all merchandising rights, all marks, words, names, letters, numbers, symbols, emblems, shapes, designs, devices and trade dress, or any combination thereof, as well as anything that may distinguish the goods and services in the business associated with the manufacture, sale, distribution, servicing, financing, insuring, leasing or promotion of Hummer motor vehicles throughout the world and all registrations and applications and all goodwill connected with the Hummer trademarks;

WHEREAS, pursuant to a new vehicle assembly agreement entered into between the parties contemporaneously with this Agreement (the "New Vehicle Assembly Agreement"), GM will design a new vehicle and AMG will assemble such new vehicle for delivery to GM, and AMG will develop and GM will provide certain financing for new facilities for the assembly of such new vehicle;

WHEREAS, pursuant to a management services agreement entered into between the parties contemporaneously with this Agreement (the "Management Services Agreement"), as modified from time to time, wherein GM will be the exclusive provider of marketing and distribution support to AMG in connection with AMG's distribution and sale of a non-military vehicle product currently being manufactured, distributed and sold by AMG ("Current Vehicle");

WHEREAS, AMG desires to continue to use the Hummer trademarks upon and in connection with the manufacture, distribution and sale of the Current Vehicle worldwide; and

WHEREAS, pursuant to two letter agreements (the "HUMVEE Trademark Agreement" and the "Royalty Sharing Agreement ") entered into between the parties contemporaneously with this Agreement, the parties have set forth AMG's retention of rights in certain trademarks (the "HUMVEE Trademarks"), as set forth in the HUMVEE Trademark Agreement, and each party's rights to royalties derived by the other party in connection with its respective licensing activities with respect to the HUMVEE Trademarks and Hummer trademarks;

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

                                      I.
                               GRANT OF LICENSE
                               ----------------

1.1 GM hereby grants to AMG this non-exclusive, paid-up, royalty-free, worldwide license to use and display the Hummer trademarks as set forth in Schedule A and all related marks, words, names, letters, numbers, symbols, emblems, devices, trade dress and other common law rights or any combination thereof assigned to GM pursuant to the Assignment Agreement (collectively the "Hummer Trademarks") during the Term of this Agreement solely and only upon and in connection with the manufacture, distribution, promotion and sale of the Current Vehicle. Any modification in the form, color, dimension and manner of use by AMG shall be subject to the approval of GM, which approval shall not be unreasonably withheld.

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1.2  It is agreed to and understood that the grant of paragraph 1.1 above is intended to include use of the Hummer Trademarks on related parts, accessories and maintenance and repair services for the Current Vehicle and ancillary business materials such as business cards, stationery and business signs of AMG in connection with its manufacture, distribution, promotion and sale of the Current Vehicle bearing the Hummer Trademarks.

1.3 It is agreed to and understood that this Agreement does not convey to AMG any license to use the Hummer Trademarks in connection with any apparel, novelty items or other merchandise and AMG is expressly prohibited from using the Hummer Trademarks in connection therewith. GM recognizes and acknowledges that AMG has previously licensed use of the Hummer Trademarks to third parties in connection with apparel, novelty items and other merchandise, such license agreements being assigned to GM pursuant to the Royalty Sharing Agreement.

1.4 GM makes no representations or warranties with respect to the availability of use of the Hummer Trademarks in any country. AMG agrees and understands that upon written notification from GM that any of the Hummer Trademarks are the subject of a trademark infringement claim or allegation brought by a third party alleging infringement by GM or AMG, GM shall promptly confer with AMG in good faith to develop an appropriate response including, where reasonable under the circumstances and in GM's sole discretion, discontinuing the use of such Hummer Trademarks pending the outcome of the alleged trademark infringement.

1.5 Except for trademarks or service marks that currently appear on the Current Vehicle (e.g., component parts), AMG agrees and understands that no trademarks other than AMG-owned trademarks and the Hummer Trademarks shall appear on any of the Current Vehicles, unless otherwise agreed to by GM in writing wherein such agreement shall not be unreasonably withheld.

1.6 Notwithstanding anything to the contrary in this Agreement, upon the request and at the expense of AMG, GM will pursue securing trademark and service mark registrations for use of the Hummer Trademarks in connection with the manufacture, distribution, promotion and sale of the Current Vehicle in any countries reasonably requested by AMG.

1.7 (a) GM hereby grants to AMG a non-exclusive, paid-up, royalty-free, worldwide license to use the shape and design of the Current Vehicle including, but not limited to, the Current Vehicle grill and nose design, (the "Current Vehicle Design") in connection with the manufacture, distribution, servicing, financing, insuring, leasing, promotion and sale of the Current Vehicle. During the term of the license granted pursuant to this Section 1.7, GM agrees not to license the Current Vehicle Design to any third party for use in the manufacture of the Current Vehicle, without AMG's prior written consent.

     (b)  The parties acknowledge and agree that the license granted in Section
     1.7 (a) above, also includes the use of the Current Vehicle Design on related parts, accessories and maintenance and repair services for the Current Vehicle and ancillary business materials such as business cards, stationary and business signs of AMG in connection with its manufacture, distribution, promotion and sale of the Current Vehicle.

                                      II.
                                     TERM
                                     ----

2.1 This Agreement shall become effective upon complete execution by both parties of: (i) this Agreement, (ii) the Assignment Agreement, (iii) the Management Services Agreement, (iv) the New Vehicle Assembly Agreement, (v) the HUMVEE Trademark Agreement, and (vi) the Royalty Sharing Agreement and shall continue for an indefinite duration, unless this Agreement is terminated pursuant to the terms and conditions hereof.

                                     III.
                     ACKNOWLEDGMENT OF TRADEMARK OWNERSHIP
                     -------------------------------------

3.1 AMG agrees that it will not, during the term of this Agreement or thereafter, attack the validity of the Hummer Trademarks, or this Agreement.

3.2 AMG acknowledges GM's title to the Hummer Trademarks, and shall not at any time do or permit to be done any act or thing which will in any way impair the rights of GM in the Hummer Trademarks or which damages or reflects adversely upon GM or the Hummer Trademarks.

3.3 AMG shall not attempt to register the Hummer Trademarks alone or as part of its own trademarks, nor shall AMG use or attempt to register any marks confusingly similar to the Hummer Trademarks, except that AMG shall retain the right to own, use, transfer, license or register its HUMVEE trademarks and service marks including but not limited to the registered marks listed on the attached Schedule B, subject to the HUMVEE Trademark Agreement and Royalty Sharing Agreement.

3.4 It is the intention of the parties that all use of the Hummer Trademarks shall inure to the benefit of the GM.

3.5 In connection with AMG's use of the Hummer Trademarks, AMG will use the following notice (or such other notice as otherwise specified by GM) somewhere in its advertising and promotional materials, in all related-owners manuals and publications, as well as on the Current Vehicle or labels affixed to the Current Vehicle:

          "[Hummer Trademarks] are trademarks of General Motors Corporation, used under license to AM General Corporation."

                                      IV.
                        GOOD WILL AND PROMOTIONAL VALUE
                        -------------------------------

4.1 AMG recognizes the value of the good will associated with the Hummer Trademarks and acknowledges that the Hummer Trademarks, and all rights therein and the good will pertaining thereto, belong exclusively to GM.

                                      V.
                             TRADEMARK PROTECTION
                             --------------------

5.1 AMG shall fully and completely comply with the provisions of the trademark laws of the countries in the Licensed Territory, and AMG agrees to bear any costs which may be necessary to comply with such trademark laws, other than the fees, taxes and maintenance charges assessed to register and maintain the Hummer Trademarks.

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5.2  AMG agrees to bear any costs which may be necessary to record AMG as a registered user of the Hummer Trademarks in countries in which AMG is authorized under this Agreement to manufacture, distribute, promote and sell the Current Vehicle bearing the Hummer Trademarks. Such cost shall be limited to direct, out-of-pocket costs for outside counsel, trademark agents and government registration fees.

5.3 AMG agrees to provide GM with such reasonable assistance as GM may require in the procurement of any protection of GM's rights to the Hummer Trademarks.

5.4 AMG agrees to notify GM in writing of any suspected infringing activity by other entities which may come to AMG's attention. GM shall have the sole right to determine whether any action shall be taken concerning such activity. AMG shall not institute any action, make any demand, or contact such other entity on behalf of GM concerning the suspected infringing activity.

5.5 AMG agrees to provide to GM, at GM's request and cost and expense, copies of all files in its possession or control related to any past or current trademark matters pertaining to the Hummer Trademarks including, without limitation, trademark applications, registrations, prosecutions, oppositions, cancellations, pursuit of third party infringers, claims of trademark infringement against AMG and litigation matters. Additionally, AMG hereby assigns to GM, and GM accepts all rights AMG may have to pursue and recover for any and all past, present and future trademark infringements regarding the Hummer Trademarks, including but not limited to any and all active litigation.

5.6 GM and AMG understand and acknowledge that with respect to each party's pursuit of trademark protection for its respective trademarks (the Hummer Trademarks by GM and the HUMVEE Trademarks by AMG), it may be necessary for one of the parties to obtain a written consent for use and registration from the other party. Therefore, the parties agree to execute all documents necessary when requested by other party to effectuate the intent of this understanding, provided that the requesting party shall pay all reasonable costs associated therewith and shall prepare all such documents. This paragraph 5.6 shall apply to all countries, worldwide, and shall survive the termination of this Agreement.

                                      VI.
                                INDEMNIFICATION
                                ---------------

6.1 AMG shall indemnify, defend and hold harmless GM from any cause of action, claim, action or suit, including product liability claims and claims for civil liability, for recovery of said damages, losses or injuries, as well as all costs and reasonable attorney's fees, if any, arising out of the manufacture, distribution, promotion, sale or use of the Current Vehicle including, without limitation, use of any trademark (including, but not limited to, the Hummer Trademarks), patent, process, idea, method or device by or on behalf of AMG.

                                     VII.
                                QUALITY CONTROL
                                ---------------

7.1 AMG agrees that the Current Vehicle on which it will use the Hummer Trademarks shall be of a standard of quality equally as high as that of the specimen made available for GM's inspection as of the date of this Agreement. Additional testing may be required by GM of the Current Vehicle from time to time to verify that the Current Vehicle continues to be substantially equal to or exceed the standard of quality of the Current Vehicle made available for GM's inspection as of the date of this Agreement. Such additional tests shall be called for at the discretion of GM. GM shall have the right to inspect the manufacturing facilities of AMG at all reasonable times.

7.2 AMG agrees that all advertising, brochures, marketing and promotional materials, vehicle owner's manuals, documentation and technical materials, business cards, stationery, business signs and all other written materials used in connection with the Hummer Trademarks shall be of a standard of quality equally as high as that of the specimens made available for GM's inspection as of the date of this Agreement. Any material changes or additions to the foregoing materials shall require GM's consent, which consent shall not be unreasonably withheld or delayed. AMG agrees to make any modifications or corrections to the materials as reasonably specified by GM.

7.3 If at any time the Current Vehicle or the related advertising, marketing or other materials do not substantially equal or exceed the standard of quality as the samples submitted for GM's prior approval, GM shall have the right to require AMG to discontinue the use of the Hummer Trademarks unless modification reasonably satisfactory to GM is made within a time frame from notice of disapproval that is also reasonably satisfactory to the GM.

7.4 AMG agrees that the Current Vehicle will be manufactured, promoted, distributed and sold in accordance with all applicable federal, state and local laws, regulations and rules in the applicable countries and AMG agrees to bear all expenses and costs which may be necessary to comply with such laws, regulations and rules. AMG further agrees that its conduct shall in no manner reflect adversely upon the good name and reputation of GM or the Hummer Trademarks.

                                     VIII.
                         SUBLICENSE AND NON-ASSIGNMENT
                         -----------------------------

8.1 This Agreement and any rights herein granted thereby are personal to AMG and may not be sublicensed or assigned without the prior written consent of GM.

                                      IX.
                                  TERMINATION
                                  -----------

9.1 This Agreement shall automatically terminate without any notice being necessary upon the expiration or termination of the New Vehicle Assembly Agreement. Upon termination of this Agreement pursuant to this paragraph 9.1, GM will consider, at AMG's request, granting AMG a license to continue to use the Hummer Trademarks on the Current Vehicle; provided, however, that the granting of any such license shall be at GM's sole discretion.

9.2 This Agreement shall automatically terminate without any notice being necessary if AMG files a petition in bankruptcy or is adjudicated a bankrupt or if a petition in bankruptcy is filed against AMG and is not dismissed within thirty (30) days or if it becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if a receiver is appointed for it or its business. In the event that this Agreement is so terminated, AMG, its receivers, representatives, trustees, agents, administrators, successors, or assigns shall have no right to sell, exploit or in any way deal with the Hummer Trademarks or use the Hummer Trademarks in any way in connection with the Current Vehicle or any carton, container, packing or wrapping material, advertising, promotional or display material pertaining thereto.

9.3 If AMG materially breaches any of the conditions listed in this Agreement, GM shall have the right to terminate this Agreement upon thirty (30) days written notice, provided that AMG fails to cure such breach within such thirty (30) day period; provided, however, that in the event a specific
                             -----------------
     breach is of a type which can not reasonably be cured within such thirty
     (30) day period, GM's rights of termination under this Section 9.4 shall be suspended as long as AMG has begun to cure such breach within the thirty
     (30) day period and in GM's sole discretion, continues to proceed diligently and in good faith to complete such cure. The parties agree and understand that insofar as a breach is of a type which is incapable of cure, in whole or in part, the term "cure" in this provision shall be interpreted to mean providing sufficient assurances and instituting sufficient preventative procedures to ensure that breaches of that type will not occur in the future.

9.4 Upon the termination of this Agreement, AMG shall immediately cease all use of the Hummer Trademarks; provided, however, that AMG shall have the right to use the Hummer Trademarks in connection with its completion of the manufacture, distribution and sale of Current Vehicles for which bone fide orders have been received by AMG as of the termination of this Agreement and the use, distribution and sale of all raw materials, work-in-process, and finished goods inventory of Current Vehicles bearing the Hummer Trademarks existing as of the termination of this Agreement; provided, however, that the distribution and sale of any such vehicles shall be distributed and sold in conjunction with GM through the sales and marketing network then utilized by GM for the distribution and sale of Hummer branded vehicles.

9.5 Paragraphs 1.7, 3.3, 5.5, 6.1, and 9.4 shall survive the termination of this Agreement. Therefore, upon termination of this Agreement, (i) AMG shall have the right to continue to use the Current Vehicle Design as set forth in paragraph 1.7 (including but not limited to the uses contemplated in Section 1.7(b) above) in connection with its manufacture, distribution, promotion and sale of the Current Vehicle until such time as AMG (a) discontinues use of the Current Vehicle Design with the intent not to resume its use, or (b) discontinues use of the Current Vehicle Design in connection with the manufacture and sale of the Current Vehicle and has no intention of resuming such use within twelve (12) months from the date of such discontinuance or fails to resume use within such twelve (12) month period, (ii) pursuant to paragraph 3.3 above, AMG shall not attempt to register the Hummer Trademarks alone or as part of its own trademarks, nor shall AMG use or attempt to register any marks confusingly similar to the Hummer Trademarks, except that AMG shall retain the right to own, use, transfer, license or register its HUMVEE Trademarks, trademarks and service marks including but not limited to the registered markslisted on the attached Schedule B, subject to the HUMVEE Trademark Agreement and Royalty Sharing Agreement, and (iii) pursuant to paragraph 6.1, AMG shall continue to be responsible for indemnifying GM in connection with AMG's continuing use of the Current Vehicle Design. Notwithstanding anything to the contrary herein contained, AMG shall also have the right to transfer or assign the license grant of paragraph 1.7; provided, however, that such transfer or assignment shall only be in connection with the sale or transfer of substantially all of the stock or substantially all of the assets of AMG (but in no case shall such rights be assigned in any proceeding in bankruptcy or general assignment for the benefit of creditors or to a competitor of GM in the manufacture and sale of motor vehicles).

9.6 Termination of this Agreement under the provisions of this Paragraph IX shall be without prejudice to any rights which GM may otherwise have against AMG or which AMG may otherwise have against GM.

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                                      X.
                                 GOVERNING LAW
                                 -------------

10.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan. This Agreement cancels and supersedes all prior written or oral agreements between the parties with respect to the matters referred to herein. This Agreement may be amended or modified only by a writing signed by both parties.

                                      XI.
                                 SEVERABILITY
                                 ------------

11.1 The provisions of this Agreement shall be severable, and if any provision hereunder shall be held or declared illegal, invalid, or unenforceable, such shall not effect any other provision hereof or the interpretation, effect, or enforceability of this Agreement.

                                     XII.
                                CONFIDENTIALITY
                                ---------------

12.1 AMG and GM shall not disclose or otherwise communicate to any third party (other than the parties' respective employees, agents, and participants with a specific "need to know" and who shall be bound by the provisions of this paragraph) any information regarding either the terms and provisions of this Agreement, or any confidential materials, trade secrets, and/or proprietary information delivered pursuant to the terms and provisions of this Agreement to such party by the other party if in writing and clearly marked with a "Confidential" or similar legend; or if orally, is identified as proprietary at the time of such oral disclosure and is confirmed in writing to the receiving party to be proprietary within thirty (30) days after such oral disclosure, except: (a) to the extent necessary to comply with a specific applicable law or the valid final order of a court of competent jurisdiction, in which case the party making the disclosure or communication shall notify the other party in writing and shall seek confidential and proprietary treatment of the information; (b) as part of normal, reporting or review procedure to the respective parties and of directors, parent company, auditors and attorneys provided, however, that such persons or entities agree to be bound by the provisions of this paragraph; (c) to enforce its rights legally under this Agreement in a court of competent jurisdiction; or (d) such information which is or becomes part of the public domain through disclosure other than by AMG or by GM.

                                     XIII.
                                    NOTICES
                                    -------

13.1 Any notices or other communication required or permitted under this Agreement shall be in writing, and be mailed to:

     If to GM:        Mike DiGiovanni

HUMMER Marketing
100 Renaissance Center
MC: 482-A32-B98
Detroit, Michigan 48265
     with copy to:    Timothy G. Gorbatoff
                      General Motors Legal Staff
                      Intellectual Property Group
                      New Center One Bldg, Suite 450
                      M/C 482-204-450
                      3031 West Grand Blvd.
                      Detroit, MI 48202

  If to AMG:   Paul J. Cafiero, Chief Financial Officer
                      AM General Corporation
                      105 North Niles Avenue
                      South Bend, IN  46617

     with a copy to:  Dennis A. Sadlowski, Vice President - Law
                      The Renco Group, Inc.
                      30 Rockefeller Plaza
                      New York, New York  10112

The parties hereto indicate their understanding of and full agreement with all the foregoing by its duly authorized representatives' signature below.


GENERAL MOTORS CORPORATION         AM GENERAL CORPORATION

By: ___________________________    By: _____________________________

Title: ________________________    Title: __________________________

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